EXHIBIT 99.1

ShoreTel Reports Financial Results for Fourth Quarter and Fiscal Year 2011

Company Reaches $200M in Annual Revenue and Non-GAAP Profitability for the Fiscal Year on 35% Year-Over-Year Revenue Growth

SUNNYVALE, Calif., Aug. 9, 2011 (GLOBE NEWSWIRE) -- ShoreTel®, Inc. (Nasdaq:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the fourth quarter and fiscal year ended June 30, 2011.

For the fourth quarter of 2011, revenue was $56.5 million, an increase of 10 percent over the third fiscal quarter and 34 percent higher than the fourth quarter of fiscal year 2010. GAAP gross margin for the fourth quarter of 2011 was 65.6 percent compared with 66.0 percent in the fourth quarter of 2010. GAAP net loss was $(1.7) million, or $(0.04) per share, in the fourth quarter of 2011 compared with a net loss of $(3.7) million, or $(0.08) per share, in the fourth quarter of 2010.

Non-GAAP gross margin for the fourth quarter of 2011 was 66.3 percent compared with 66.8 percent in the fourth quarter of fiscal year 2010. The non-GAAP net income in the fourth quarter of 2011 was $1.3 million, or $0.03 per share, excluding $2.9 million of stock-based compensation expenses and $0.2 million of amortization expense related to purchased intangible assets, compared with a non-GAAP net loss of $(1.0) million in the fourth quarter of 2010, or $(0.02) per share, which excludes $2.9 million of stock-based compensation expenses.

For fiscal year 2011, revenue reached a company record of $200.1 million, an increase of 35 percent over fiscal year 2010 revenue of $148.5 million. The GAAP net loss for fiscal year 2011 was $(11.5) million, or $(0.25) per share, compared with a GAAP net loss of $(12.8) million, or $(0.29) per share, in fiscal year 2010. The GAAP net loss in fiscal year 2011 includes $11.2 million of stock-based compensation expense, $0.5 million of amortization expense related to purchased intangible assets, and $0.5 million of other expenses compared with $10.7 million in stock-based compensation expenses in fiscal year 2010.

Excluding stock-based compensation expenses and amortization expenses related to purchased intangible assets, fiscal year 2011 non-GAAP gross margin was 67.3 percent and non-GAAP net income was $0.7 million, or $0.01 per diluted share, compared with non-GAAP gross margin of 65.6 percent and a non-GAAP net loss of $(2.4) million, or $(0.05) per share, in fiscal year 2010.

As of June 30, 2011, the company had $105.8 million in cash, cash equivalents and short-term investments and generated approximately $1.3 million in operating cash flow in fiscal year 2011.

"ShoreTel maintained its strong pace of growth and increased its operating leverage during the fourth quarter, returning the company to profitability for fiscal year 2011," said Peter Blackmore, ShoreTel president and CEO.

"This year the company made significant strides that position us for continued growth in fiscal year 2012. The implementation of a two-tier distribution channel in the U.S. gives us the infrastructure to maintain rapid growth while preserving our ability to deliver world-class customer service. We also increased our sales force by over 40 percent, providing significantly more reach to further expand our market share," Blackmore added.

"We have built real momentum as we seek to become the leader in unified communications for companies with 50 to 5,000 users. Looking ahead to fiscal year 2012, I am confident that our strategy is the right one to bring us closer to this goal."

Operational Highlights for Fiscal Year 2011

Expanded Channel Distribution in the United States

ShoreTel Adds Value-Added Distributors in the United States

In January 2011, the company announced it had signed an agreement with ScanSource Communications, a value-added distributor, to distribute its comprehensive line of business communication solutions to certain partners in the United States. This relationship expanded the ShoreTel Champion Partner Program worldwide, and further positioned ShoreTel to continue scaling its business. Additionally, the company also signed an agreement with Westcon Group to distribute its solutions to its U.S. service providers.

Enhanced Technology

ShoreTel Introduces New Versions of its Award-Winning UC Software and Contact Center Solution

During the year, the company introduced two new versions of its award-winning software, ShoreTel 11 and ShoreTel 12, as well as two new versions of its Contact Center solution, ShoreTel Contact Center versions 6 and 7. As always, updates to ShoreTel's UC software are free to customers on a current support contract.

ShoreTel 12 significantly increased ShoreTel's ability to scale by increasing the number of users supported on a single instance from 10,000 to 20,000 users. It also provides a full-featured collaborative UC solution with plug-and-play set-up and simplified management capabilities to streamline and enhance business communications for companies of all sizes. Introduced in May, ShoreTel 12 includes the following features: High Definition (HD) audio conferencing, zero-download desktop sharing, XMPP-based Instant Messaging, presence, Microsoft Outlook scheduling and multimedia recording are all integrated in the ShoreTel core platform and available at the user's fingertips. Also introduced in May, ShoreTel Contact Center 7 strengthens the ease of use and powerful administration capabilities of past ShoreTel Contact Center releases with redesigned Web-based management, enhanced reporting and new diagnostic tools. These features allow enterprises to dramatically improve customer service, while reducing the cost of deploying and maintaining a high-performance and highly available inbound or outbound multimedia call center.

ShoreTel Advances its Mobile Solution

In October 2010 ShoreTel acquired Agito Networks, a leader in platform-agnostic enterprise mobility, for approximately $11.4 million. The Agito solution expanded upon ShoreTel's existing Mobility solution with the ability to allow users to communicate on any device (desk phone, mobile phone, computer), at any location using any network (cellular or Wi-Fi), simply and cost effectively. The solution further strengthened ShoreTel's cost-saving proposition by reducing mobile and long distance costs and allowing businesses to use smartphones as PBX extensions.

Notable Accomplishments and Highlights

Strong Share Growth Worldwide and in the U.S.

The company has grown its market share both worldwide and in the U.S. significantly during fiscal 2011. According to the most recently published data from Synergy Research, ShoreTel increased its worldwide market share in the pure IP telephony market from 3.5 percent to 4.5 percent in the quarter ended March 2011. Additionally, in the U.S., ShoreTel's share of the pure IP telephony market increased from 8.4 percent to 9.1 percent sequentially. With its 6.5 percent market share in the U.S. Enterprise IP telephony market, ShoreTel was the fastest growing major Enterprise IP telephony vendor over the past year.

ShoreTel Awarded Best IP Telephony Provider for Eighth Year in a Row by Nemertes Research

In August, ShoreTel announced it had received the highest ratings for IP telephony products from IT decision makers in the Nemertes Research annual PilotHouse Awards benchmark report. ShoreTel beat out market leaders Cisco and Avaya in all categories, with an overall ranking of 4.32, higher than all other vendors in the survey.

ShoreTel Receives "Strong Positive" Rating in Gartner's Unified Communications for SMB MarketScope Report

The ShoreTel Unified Communication solution for SMB Offerings received a "Strong Positive," the highest rating, in a July 2011 Gartner report titled, "MarketScope for Unified Communications for the SMB Market, North America." -(1) Gartner's MarketScope report provides guidance for users who are deploying, or have deployed, products or services. Per the report, this MarketScope focuses on the premises-based (or infrastructure-based) UC market for SMBs with 20 to 499 employees.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending Sept. 30, 2011:

  Revenue is expected to be in the range of $53 million to $57 million.
  GAAP gross margin is expected to be in the range of 65 percent to 66 percent, including approximately $500,000 in stock-based compensation expenses. Non-GAAP gross margin, which excludes stock-based compensation and other charges, is expected to be in the range of 66 percent to 67 percent.
  GAAP operating expenses are expected to be in the range of $40.5 million to $41.5 million, including approximately $3 million in stock-based compensation expenses. Non-GAAP operating expenses, which exclude stock-based compensation expenses, are expected to be in the range of $37.5 million to $38.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges and related tax adjustments and other non-recurring adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expense and amortization charges related to purchased intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for August 9, 2011

ShoreTel will host a corresponding conference call and live webcast at 2 p.m. Pacific Daylight Time on Aug. 9, 2011. To access the conference call, dial +1-877-874-1570 for the U.S. or Canada and +1-719-325-4904 for international callers and provide the operator with the conference identification number of 7168487. The webcast will be available live on the Investor Relations section of the company's corporate website at www.shoretel.com and via replay beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4 p.m. Pacific Daylight Time on Aug. 9, 2011 until 11:59 p.m. Eastern Daylight Time on Aug. 17, 2011, by dialing +1-888-203-1112 or +1-719-457-0820 for callers outside the U.S. and Canada and entering the conference identification number of 7168487.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future products and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include global economic uncertainty, the pace of economic recovery in the U.S., and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, unforeseen development or manufacturing issues, the effectiveness of our new distribution channels, our ability to control costs as we expand our business, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2010, and in its Form 10-Q for the quarter ended March 31, 2011.

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About ShoreTel

ShoreTel, Inc. (Nasdaq:SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas; United Kingdom; Sydney, Australia; and Singapore. For more information, visitwww.shoretel.com.

(1) Gartner "MarketScope for Unified Communications for the SMB Market, North America" by Megan Marek Fernandez), July 25, 2011.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	June 30,	March 31,	June 30,
	2011	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$ 89,695	$ 73,923	$ 68,426
Short-term investments	16,057	28,708	47,375
Accounts receivable - net	33,812	27,076	24,596
Inventories	19,062	16,815	10,300
Prepaid expenses and other current assets	3,540	3,751	7,779
Total current assets	162,166	150,273	158,476
Property and equipment - net	8,236	8,576	6,019
Goodwill	7,415	7,415	--
Intangible assets	8,570	9,122	5,025
Other long-term assets	714	658	1,201
Total assets	$ 187,101	$ 176,044	$ 170,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 6,394	$ 8,634	$ 7,868
Accrued expenses and other	8,533	7,500	10,061
Accrued employee compensation	11,022	9,768	8,261
Deferred revenue	26,362	22,548	19,450
Total current liabilities	52,311	48,450	45,640

Long-term liabilities:
Long-term deferred revenue	11,321	10,557	9,269
Other long-term liabilities	2,045	1,395	1,346
Total liabilities	65,677	60,402	56,255

Stockholders' equity:

Common stock	241,103	233,576	222,682
Accumulated deficit	(119,679)	(117,934)	(108,216)
Total stockholders' equity	121,424	115,642	114,466

Total liabilities and stockholders' equity	$ 187,101	$ 176,044	$ 170,721

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue:
Product	$ 45,306	$ 33,453	$ 159,693	$ 117,138
Support and services	11,221	8,770	40,419	31,326
Total revenues	56,527	42,223	200,112	148,464
Cost of revenue
Product	15,364	11,102	52,957	40,471
Support and services	4,072	3,257	13,688	11,580
Total cost of revenue	19,436	14,359	66,645	52,051
Gross profit	37,091	27,864	133,467	96,413
Gross profit %	65.6%	66.0%	66.7%	64.9%

Operating expenses:
Research and development	12,152	9,930	45,548	33,596
Sales and marketing	20,422	16,320	74,859	55,973
General and administrative	6,112	5,292	25,230	19,888
Total operating expenses	38,686	31,542	145,637	109,457
Loss from operations	(1,595)	(3,678)	(12,170)	(13,044)
Other income (expense), net	(140)	(84)	640	84
Loss before benefit (provision) for income taxes	(1,735)	(3,762)	(11,530)	(12,960)
Benefit from (Provision for) income taxes	(10)	69	67	156
Net loss	$ (1,745)	$ (3,693)	$ (11,463)	$ (12,804)
Net loss per share:
Basic	$ (0.04)	$ (0.08)	$ (0.25)	$ (0.29)
Diluted	$ (0.04)	$ (0.08)	$ (0.25)	$ (0.29)

Shares used in computing net loss per share:
Basic	47,126	45,217	46,177	44,804
Diluted	47,126	45,217	46,177	44,804

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30, 2011				June 30, 2011
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$ 45,306	$ --		$ 45,306	$ 159,693	$ --		$ 159,693
Support and services	11,221	--		11,221	40,419	--		40,419
Total revenues	56,527	--		56,527	200,112	--		200,112
Cost of revenue
Product	15,364	(204)	(a),(c)	15,160	52,957	(614)	(a),(c)	52,343
Support and services	4,072	(206)	(a)	3,866	13,688	(678)	(a)	13,010
Total cost of revenue	19,436	(410)		19,026	66,645	(1,292)		65,353
Gross profit	37,091	410		37,501	133,467	1,292		134,759
Gross profit %	65.6%			66.3%	66.7%			67.3%

Operating expenses:
Research and development	12,152	(809)	(a)	11,343	45,548	(3,497)	(a)	42,051
Sales and marketing	20,422	(939)	(a),(c)	19,483	74,859	(3,170)	(a),(c)	71,689
General and administrative	6,112	(955)	(a)	5,157	25,230	(4,266)	(a),(b)	20,964
Total operating expenses	38,686	(2,703)		35,983	145,637	(10,933)		134,704
Income (loss) from operations	(1,595)	3,113		1,518	(12,170)	12,225		55
Other income (expense), net	(140)	--		(140)	640	--		640
Income (loss) before benefit (provision) for income taxes	(1,735)	3,113		1,378	(11,530)	12,225		695
Benefit from (Provision for) income taxes	(10)	(80)	(d)	(90)	67	(81)	(d)	(14)
Net income (loss)	$ (1,745)	$ 3,033		$ 1,288	$ (11,463)	$ 12,144		$ 681
Net income (loss) per share:
Basic	$ (0.04)	$ 0.07		$ 0.03	$ (0.25)	$ 0.26		$ 0.01
Diluted (e)	$ (0.04)	$ 0.07		$ 0.03	$ (0.25)	$ 0.26		$ 0.01

Shares used in computing net loss per share:
Basic	47,126			47,126	46,177			46,177
Diluted (e)	47,126			49,446	46,177			47,900

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$ 29				$ 123
Cost of support and services revenue		206				678
Research and development		809				3,497
Sales and marketing		928				3,140
General and administrative		955				3,741
		$ 2,927				$ 11,179

(b) Excludes severance for former Chief Executive Officer:
General and administration		$ --				$ 525
		$ --				$ 525

(c) Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$ 175				$ 491
Sales and marketing		11				30
		$ 186				$ 521

(d) Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	June 30, 2010				June 30, 2010
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP

Revenue:
Product	$ 33,453	$ --		$ 33,453	$ 117,138	$ --		$ 117,138
Support and services	8,770	--		8,770	31,326	--		31,326
Total revenues	42,223	--		42,223	148,464	--		148,464
Cost of revenue
Product	11,102	(40)	(a)	11,062	40,471	(139)	(a)	40,332
Support and services	3,257	(285)	(a)	2,972	11,580	(838)	(a)	10,742
Total cost of revenue	14,359	(325)		14,034	52,051	(977)		51,074
Gross profit	27,864	325		28,189	96,413	977		97,390
Gross profit %	66.0%			66.8%	64.9%			65.6%

Operating expenses:
Research and development	9,930	(816)	(a)	9,114	33,596	(3,064)	(a)	30,532
Sales and marketing	16,320	(872)	(a)	15,448	55,973	(3,373)	(a),(b)	52,600
General and administrative	5,292	(893)	(a)	4,399	19,888	(3,213)	(a)	16,675
Total operating expenses	31,542	(2,581)		28,961	109,457	(9,650)		99,807
Income (loss) from operations	(3,678)	2,906		(772)	(13,044)	10,627		(2,417)
Other income (expense), net	(84)	--		(84)	84	--		84
Income (loss) before provision for income taxes	(3,762)	2,906		(856)	(12,960)	10,627		(2,333)
Benefit from (Provision for) income taxes	69	(167)	(c)	(98)	156	(195)	(c)	(39)
Net income (loss)	$ (3,693)	$ 2,739		$ (954)	$ (12,804)	$ 10,432		$ (2,372)
Net income (loss) per share:
Basic	$ (0.08)	$ 0.06		$ (0.02)	$ (0.29)	$ 0.24		$ (0.05)
Diluted (d)	$ (0.08)	$ 0.06		$ (0.02)	$ (0.29)	$ 0.24		$ (0.05)

Shares used in computing net loss per share:
Basic	45,217			45,217	44,804			44,804
Diluted (d)	45,217			45,217	44,804			44,804

(a) Excludes stock-based compensation as follows:
Cost of product revenue		$ 40				$ 139
Cost of support and services revenue		285				838
Research and development		816				3,064
Sales and marketing		872				3,400
General and administrative		893				3,213
		$ 2,906				$ 10,654

(b) Excludes restructuring benefit as follows:
Sales and marketing		$ --				$ (27)
		$ --				$ (27)

(c) Excludes the tax impact of the items which are excluded in (a) and (b) above.

(d) Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q1 FY2012 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	September 30, 2011

	High	Low
GAAP gross profit %	66.0%	65.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	67.0%	66.0%

Total GAAP operating expenses	$ 41,500	$ 40,500
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(3,000)	(3,000)
Total non-GAAP operating expenses	$ 38,500	$ 37,500
CONTACT: Investor Contact:
         Tonya Chin
         408-962-2573
         tchin@shoretel.com